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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-39446) pertaining to the 1987 Incentive Stock Option and Appreciation Plan, 1990 Stock Option Plan for Non-Employee Directors and Options Granted to Certain Officers, Directors, Consultants and Scientific Advisory Board Members under Written Compensation Agreements; (Form S-8 No. 33-48044) pertaining to Options Granted Certain Officers, Directors, Consultants and Scientific Advisory Board Members under Written Compensation Agreements; (Form S-8 No. 33-50156) pertaining to the 1992 Stock Option/Stock Issuance Plan; and (Forms S-3 No. 33-55520 and No. 33-82310) pertaining to the registration of shares of Advanced Tissue Sciences Common Stock of our report dated February 22, 1996 with respect to the consolidated financial statements of Advanced Tissue Sciences, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.

                                                               ERNST & YOUNG LLP

San Diego, California
February 22, 1996